EXHIBIT   3.2



                 CODE OF REGULATIONS OF MID AM, INC.




                             ARTICLE I

                              Offices

     Section 1.   Principal Office.  The principal office of the
Corporation shall be at such place in the City of Bowling Green, Ohio, as may be designated from time to time by the Board of Directors.

     Section 2. Other Offices. The Corporation shall also have offices at such other places without, as well as within, the State of Ohio, as the Board of Directors may from time to time determine.


                                ARTICLE II

                         Meetings of Shareholders

     Section 1.  Annual Meeting.   The annual meeting of the
shareholders of this Corporation for the purpose of fixing or changing the number of directors of the Corporation, electing directors and transacting such other business as may come before the meeting, shall be held between the hours of 8:00 a.m. and 5:00 p.m. on the fourth Saturday of March of each year, but if a legal holiday, then on the next business day following, or at such other time as may be fixed by the Board of Directors.

     Section 2. Special Meetings. Special meetings of the shareholders may be called at any time by the Chairman of the Board of Directors, President, or a majority of the Board of Directors acting with or without a meeting, or by three (3) or more shareholders owning, in the aggregate, not less than twenty-five percent (25 percent) of the stock of the Corporation.

     Section 3. Place of Meetings. Meetings of shareholders shall be held at the main office of the Corporation unless the Board of Directors decides that a meeting shall be held at some other place within of without the State of Ohio and causes the notice thereof to so state.


<PAGE  2>

     Section 4. Notice of Meeting. Unless waived, a written, printed, or typewritten notice of each annual or special meeting stating the day, hour, and place and the purpose or purposes thereof shall be served upon or mailed to each shareholder of record ( a) as of the next preceding the day on which notice is given or ( b) if a record date therefor is duly fixed, of record as of said date. Notice of such meeting shall be mailed, postage prepaid, at least ten (10) days prior to the date thereof. If mailed, it shall be directed to a shareholder at his address as the name appears upon the records of the Corporation.

     Section 5. Waiver of Notice. Any shareholder, either before or after any meeting, may waive any notice required to be given by law or under these Regulations; and whenever all of the shareholders entitled to vote shall meet in person or by proxy and consent to holding a meeting, it shall be valid for all purposes without call or notice, and at such meeting any action may be taken.

     Section 6. Quorum. A majority of the outstanding capital stock, represented in person or by proxy, shall constitute a quorum at any meeting of the shareholders, unless otherwise provided by law; but less than a quorum may adjourn any meeting, from time to time, and a meeting may be held, a adjourned, without further notice. A majority of the votes cast shall decide every question or matter submitted to the shareholders at any meeting, unless otherwise provided by law or by the Articles of Incorporation.

     Section 7. Proxies. Any shareholder of record who is entitled to attend a shareholder's meeting, or to vote thereat or to assent or give consents in writing, shall be entitled to be represented at such meetings or to vote thereat or to assent or give consents in writing, as the case may be, or to exercise any other of his rights, by proxy or proxies appointed by a writing signed by such shareholder, which need not be sealed, witnessed or acknowledged.

     A telegram, cablegram, wireless message or photogram appearing to have been transmitted by a shareholder, or a photograph, photostatic or equivalent reproduction of a writing appointing a proxy or proxies shall be sufficient writing.

     No appointment of a proxy shall be valid after the expiration of eleven (11) months after it is made unless the writing specifies the date on which it is to expire or the length of time it is to continue in force.


<PAGE  3>

     Section 8. Voting. At any meeting of shareholders, each shareholder of the Corporation shall, except as otherwise provided by law or by the Articles of Incorporation or by these Regulations, be entitled to one (1) vote in person or by proxy for each share of the corporation registered in his name on the books of the Corporation: (a) on the record date for the determination of shareholder entitled to vote at such meeting, notwithstanding the prior or subsequent sale, or other disposal of such share or shares or transfer of the same on the books of the Corporation on or after the record date; or (b) if no such record date shall have been fixed, then at the time of such meeting.


                                ARTICLE III

                            Board of Directors

     Section 1. The Board of Directors ( hereinafter referred to as the "Board"), shall have power to manage and administer the business and affairs of the corporation. Except as expressly limited by law, all corporate powers of the Corporation shall be vested in, and may be exercised by said Board.

     Section 2. Nominations For and Qualifications of Directors. Nominations for election to the Board of Directors may be made by the Board of Directors, or by any shareholder of any outstanding class of capital stock of the Corporation, entitled to vote for the election of Directors. Nominations, other than those made by or on behalf of the existing management of the Corporation, shall be made in writing and shall be delivered or mailed to the President of the Corporation not less than fourteen (14) days nor more than fifty (50) days prior to any meeting of shareholders called for the election of Directors; provided, however, that if less than twenty-one (21) days notice of the meeting is giving to shareholders, such notification must be mailed or delivered to the President of the Corporation not later than the close of business on the Seventh (7th)day following the day on which the notice of meeting was mailed. Such notification shall contain the following information to the extent known to the notifying shareholder: (a) the name and address of each proposed nominee;
(b) the principal occupation of each proposed nominee; (c) the name and residence address of the notifying shareholder; and
(d) the number of shares of capital stock of the corporation owned by the notifying shareholder. Notifications not made in accordance herewith may, in his/her discretion, be disregarded by the Chairman of the meeting and upon his/her instructions, the vote tellers may disregard all votes cast for each such nominee. Any number of the Board of Directors of a wholly-owned banking subsidiary of the Corporation may, if permitted under applicable


<PAGE  4>

banking law, hold shares of the Corporation in lieu of shares of such banking subsidiary to qualify as a Director of such banking subsidiary, if required. Directors of the Corporation are required to own 200 shares of the Corporation in order to serve on the Board of Directors of this Corporation. Directors shall serve no longer than their seventieth (70th) birthday, at which time they shall be considered to have resigned from the Board of Directors.

     Section 3. Number of Directors. The number of Directors constituting the entire Board shall not be less than five (5) no more than twenty-five (25), the exact number of Directors to be determined from time to time by an eighty percent (80 percent) majority vote of the whole Board of Directors of the Corporation, and such exact number shall be twenty-two until otherwise so determined.

     Section 4. Election and Term of Directors. The Board of Directors shall be divided into three classes, as nearly equal in number as the then total number of Directors constituting the whole Board permits, with the term of office of one class expiring each year. At the annual meeting of shareholders in 1988, Directors of the first class shall be elected to hold office for a term expiring at the next succeeding annual meeting, Directors of the second class shall be elected to hold office for a term expiring at the second succeeding annual meeting, and Directors of the third class shall be elected to hold office for a term expiring at the third succeeding annual meeting. Any vacancies in the Board of Directors for any reason, and any newly created directorships resulting from any increase in the number of Directors, may be filled by the Board of Directors, acting by a majority of the directors then in office, although less than a quorum, and any Director so chosen shall hold office until the next election of the class for which such Directors shall have been chosen and until their successor shall shorten the term of any incumbent Director. Subject to the foregoing, at each annual meeting of shareholders, the successors to the class of directors whose term shall then expire shall be elected to hold office for a term expiring at the third succeeding annual meeting.
Revisions of this Article III, Section 4--Election and Term of Directors, shall require 80 percent vote of the common stock outstanding and qualified to vote at a special or annual meeting of shareholders.

     Section 5. Removal of Directors. Any or all of the Directors shall only be removed with cause and only by the affirmative vote of not less than 80 percent vote of the whole
Board of Directors of the Corporation.


<PAGE  5>

     Section 6. Organization Meeting. The Secretary of the Corporation, upon receiving the certificate of the judges of the result of any election, shall notify the "directors elect" of their election and of the time at which they are required to meet for the purpose of organizing the new board and electing and appointing officers of the corporation for the succeeding year. Such meeting shall b e appointed to be held ont he day of the election, or as soon thereafter as practicable, and, in any event, within thirty (30) days thereof. If, at that time fixed for such meeting, there shall not be a quorum present, the Directors present may adjourn the meeting, from time to time, until a quorum is obtained.

     Section 7. Regular Meetings. The Regular meetings of the Board of Directors shall be held, without notice, on the third Thursday of each month of the fiscal year, at the main office, or such other time or place as may be determined from time to time by the Board. When any regular meeting of the Board falls upon a holiday, the meeting shall be held on the next business day, unless the Board shall designate some other day.

     Section 8. Special Meetings. Special meetings of the Board of Directors may be called by the Chairman, Chief Executive Officer, and/or President of the Corporation, or at the request of three (3) or more Directors. Each member of the Board of Directors shall be given notice, stating the time and place, by letter, telegram or in person of each said special meeting. Such notice of the special meeting can be waived by a Director at the special meeting, but if a Director does not waive such a notice, said notice shall be received by each Director who has not waived notice not less than three (3) days prior to the special meeting.

     Section 9. Vacancies. If the office of any Director becomes vacant by reason of death, resignation, disqualification, removal or other cause, the majority of the Directors remaining in office, although less than a quorum, may elect a successor for the unexpired term and until his/her successor is elected and qualified.

     Section 10. Quorum. A majority of the Directors shall constitute a quorum at any meeting, except when otherwise provided by law; but lesser number may adjourn any meeting, from time to time and the meeting may be held, as adjourned, without further notice.

     Section 11. Participation In Meetings By Conference
Telephone. Members of the Board of Directors, or of any committee thereof, may participate in a meeting of such Board or committee by means of conference telephone or similar communications equipment that enables all persons participating


<PAGE  6>

in the meeting to hear each other such participation shall constitute presence in person at such meeting.

     Section 12. Compensation. The Directors shall receive such compensation for their services, as is fixed by resolution of a majority of the Board of Directors, provided, however, that nothing herein contained shall be construed to preclude any director from serving the corporation in any other capacity and receiving compensation therefor. Members of any standing or special committee may by resolution of the Board be allowed such compensation for their services as the Board may deem reasonable; additional compensation may be allowed to directors for special services rendered as the Board may deem reasonable.

     Section 13. By Laws. For the government of its action, the Board of Directors may adopt by-laws consistent with the Articles of Incorporation and these Regulations.


                                ARTICLE IV

                                Committees

     Section 1. Committees. The Board of Directors may by resolution provide for such standing or special committees as it deems desirable, and discontinue the same at pleasure. Each such committee shall have such powers and perform such duties, not inconsistent with law, as may be delegated to it by the Board of Directors. Vacancies in such committees may be filled by the Board of Directors.


                                 ARTICLE V

                                 Officers

     Section 1. General Provisions. The Board of Directors shall elect a Chairman and Chief Executive Officer, President and Chief Operating Officer, such number of Vice Presidents as the Board may from time to time determine, a Secretary and a Treasurer. The Board of Directors may from time to time create such offices and appoint such other officers, subordinate
officers and assistant officers as it may determine.   The
Chairman and Chief Executive Officer and the President and the Chief Operating Officer shall be, but the other officers need not be, chosen from among the members of the Board of Directors.

     Section 2. Term of Office. The officers of the Corporation shall hold office at the pleasure of the Board of Directors and, unless sooner removed by the Board of directors, until the


<PAGE  7>

reorganization meeting of the Board of Directors following the date of their election and until their successors are chosen and qualified.

     The Board of Directors may remove any officer at any time, with or without cause, by a majority vote of the Board.

     A vacancy in any office, however created, nay be filled by the Board of Directors.

     Section 3. Presiding Officer. The Board of Directors shall determine by majority vote, from time to time, the officer whom shall preside at the regular or special meetings of the Board of Directors and of the annual or special meetings of the shareholders.


                                ARTICLE VI

                            Duties of Officers

     Section 1. Chairman and Chief Executive Officer. The Chairman and Chief Executive Officer, if one be elected, shall be the Chief Executive Officer of the Corporation, and shall have such other powers and duties as may be prescribed by the Board of Directors or by the Ohio Revised Code.

     Section 2. President and Chief Operating Officer. The President and Chief Operating Officer shall be the chief operating officer of the Corporation and shall exercise supervision over the business of the Corporation and over its several officers, subject, however, to the control of the Board of Directors. He shall have all the powers and duties prescribed by the Ohio Revised Code and such others as the Board of Directors may from time to time assign to him. In the absence or disability of the Chairman, the President shall perform all the duties of the Chairman and when so acting shall have all the powers of the Chairman.

     Section 3. Vice Presidents. The Vice Presidents shall perform such duties as are conferred upon them by these regulations or as may from time to time be assigned to them by the Board of Directors, the Chairman or the President. At the request of the Chairman, the President, or in their absence or disability, the Vice President, designated by the Chairman or the President or (in the absence of such designation, the Vice President designated by the Board), shall perform all the duties of the President, and when so acting, shall have all powers of the President. The authority of Vice Presidents to sign in the name of the Corporation all certificates for share and authorized


<PAGE  8>

deeds, mortgages, bonds, contracts, notes and other instruments, shall be coordinated with like authority of the President. Any one or more of the Vice Presidents may be designated an Executive
Vice President.

     Section 4. Secretary. The Secretary shall keep minutes of all the proceedings of the shareholders and Board of Directors, and shall make proper record of the same, which shall be attested by him: sign all certificates for shares, and all deeds, mortgages, bonds, contracts, notes and other instruments executed by the Corporation requiring his signature; give notice of meetings of shareholders and directors; keep such books as may be required by the Board of Directors and file all reports to states, to the Federal Government, and to foreign countries; and perform such other and further duties as may from time to time be assigned to him by the Board of Directors, the Chairman of the Board or by the President.

     Section 5. Treasurer. The Treasurer shall receive and have in charge all money, bills, notes, deeds, leases, mortgages and similar property belonging to the Corporation, and shall do so with the same as may from time to time be required by the Board of Directors. He shall cause to be kept adequate and correct accounts of the business transactions of the Corporation, including accounts of its assets, liabilities, receipts, disbursements, gains, losses, stated capital, and shares, together with such other accounts as may be required, and, upon the expiration of his term of office, shall turn over to his successor or to the Board of Directors all property, books, papers and money of the Corporation in his hand; and he shall perform such other duties as from time to time may be assigned by the Board of Directors.

     Section 6. Assistant and Subordinate Officers. The Board of Directors may appoint such assistant and subordinate officers as it may deem desirable. Each such officer shall hold the office during the pleasure of the Board of Directors, and perform such duties as the board of Directors may prescribe.

     The Board of Directors may, from time to time , authorize any officer to appoint and remove assistant and subordinate officers, to prescribe their authority and duties, and to fix their compensation.

     Section 7. Duties of Officers May Be Delegated. In the absence of any officer of the corporation, or for any other reason the Board of Director deem sufficient, The Board of Directors may delegate, for the time being, the powers or duties, or any of them, of such officer to any other officer, or to any director.


<PAGE  9>

                                ARTICLE VII

                          Certificates for Shares

     Section 1. Form and Execution. Certificates for share shall be issued to each shareholder in such form as shall be approved by the Board of Directors. Such certificates shall be signed by the Chairman or the President or a Vice President which certificates shall certify the number and class of shares held by the shareholder in the Corporation, but no certificates for shares shall be delivered until such shares are fully paid. The signature of any one of said officers of the Corporation may be a facsimile, or engraved, stamped or printed. Although any officer of the Corporation whose manual or facsimile signature is affixed to a share certificate shall cease to be such officer before the certificate is delivered, such certificate, nevertheless, shall be effective in all respects when delivered.

     Such certificate for shares shall be transferable in person or by attorney, but, except as hereinafter provided in the case of lost, mutilated or destroyed certificates, no transfer of shares shall be entered upon the records of the Corporation until the previous certificates if any given for the same shall have been surrendered and cancelled.

     Section 2. Lost, Mutilated or Destroyed Certificates. If any certificate for shares is lost, mutilated or destroyed, the Board of Directors may authorize the issuance of a new certificate in place thereof. If the certificate is for eleven
(11)shares or more, a surety company indemnity bond will be required to be furnished by the shareholder to indemnify Mid Am, Inc. and if the certificate is for ten (10) shares or less, a personal indemnity bond may be accepted in lieu of the surety company bond. A suitable charge will be made for reissuing any lost, mutilated or destroyed certificate. The Board of Directors in its discretion may refuse to issue such new certificates until the Corporation has been indemnified by a final order or decree of a court of competent jurisdiction.


                               ARTICLE VIII

                                Fiscal Year

     The fiscal year of the Corporation shall end on the 31st day of December in each year, or on such other day as may be fixed from time to time by the Board of Directors.



<PAGE 10>

                                ARTICLE IX

                                Amendments

     These regulations may be amended or repealed at any meeting of the shareholders called for that purpose by the affirmative vote of the holders of record of shares entitling them to exercise a majority of the voting power of such proposal or, without a meeting, by the written consent of holders of record of shares entitling the to exercise two-thirds of the voting power on such proposal except that a proposal to amend Article III Sections 4 or 5 requires an 80 percent affirmative vote of the outstanding stock or written consent of 80 percent of the voting power.




_________________________
                                                  Secretary



Date:____________________